                                                                    EXHIBIT 11.0


                         Pinnacle Entertainment, Inc.
                       Computation of Per Share Earnings

                                                                            For the three months ended June 30,
                                                               -------------------------------------------------------------
                                                                      Basic                            Diluted (a)
                                                               -------------------------         ---------------------------
                                                                  2001              2000            2001              2000
                                                               -------          --------         --------          --------
                                                                       (in thousands, except per share data - unaudited)
Average number of common shares outstanding                     25,996            26,303           25,996            26,303
Average common shares due to assumed conversion of
      stock options                                                  0                 0               90             1,042
                                                              --------          --------         --------          --------
Total shares                                                    25,996            26,303           26,086            27,345
                                                              ========          ========         ========          ========
Net (loss) income                                             ($ 5,287)         $ 26,232         ($ 5,287)         $ 26,232
                                                              ========          ========         ========          ========
Net (loss) income per share                                   ($  0.20)         $   1.00         ($  0.20)         $   0.96
                                                              ========          ========         ========          ========

                                                                              For the six months ended June 30,
                                                              ------------------------------------------------------------
                                                                          Basic                             Diluted (a)
                                                              --------------------------         --------------------------
                                                                 2001              2000             2001              2000
                                                              --------          --------         --------          --------
                                                                         (in thousands, except per share data - unaudited)
Average number of common shares outstanding                     26,141            26,281           26,141            26,281
Average common shares due to assumed conversion of
      stock options                                                  0                 0              139             1,045
                                                              --------          --------         --------          --------
Total shares                                                    26,141            26,281           26,280            27,326
                                                              ========          ========         ========          ========
Net (loss) income                                             ($ 7,408)         $ 48,144         ($ 7,408)         $ 48,144
                                                              ========          ========         ========          ========
Net (loss) income per share                                   ($  0.28)         $   1.83         ($  0.28)         $   1.76
                                                              ========          ========         ========          ========

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(a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.